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                                                                    Exhibit 3.23
                                                                    (as amended)

                                XL SYSTEMS, L.P.

                       CERTIFICATE OF LIMITED PARTNERSHIP

         This Certificate of Limited Partnership of XL Systems, L.P. (the "Partnership"), dated July 24, 2000, is being duly executed and filed by Grant Prideco Holding, LLC, as general partner, to form a limited partnership under the Texas Revised Limited Partnership Act.

         1. NAME. The name of the limited partnership formed hereby is XL Systems, L.P.

         2. REGISTERED OFFICE/REGISTERED AGENT. The address of the registered office of the Company is c/o Capitol Corporate Services, Inc., 800 Brazos, Suite 1100, Austin, TX 78701. The name and address of the registered agent for service of process required to be maintained by Section 1.06 of the Texas Revised Limited Partnership Act is listed below:

         Capitol Corporate Services, Inc.
         800 Brazos, Suite 1100
         Austin, TX 78701

         3. PRINCIPAL OFFICE. The address of the principal office of the limited partnership in the United States where records are to be kept or made available under Section 1.07 of the Texas Revised Limited Partnership Act is 1450 Lake Robbins Drive, Suite 600, The Woodlands, Texas 77380.

         4. GENERAL PARTNER. The name, mailing address and street address of the business of the sole general partner is listed below:

         Grant Prideco Holding, L.L.C.
         1450 Lake Robbins Drive
         Suite 600
         The Woodlands, Texas 77380

         5. PLAN OF CONVERSION. The limited partnership is being formed pursuant to a Plan of Conversion under Section 2.15 of the Texas Revised Limited Partnership Act. The converting entity is XL Systems, Inc., a Texas corporation, which was formed February 17, 1987. The address of XL Systems, Inc. is 1450 Lake Robbins Drive, Suite 600, The Woodlands, Texas 77380.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

                                               GENERAL PARTNER:
                                               Grant Prideco Holding, LLC


                                               By:
                                                  ------------------------------
                                                        Philip A. Choyce
                                                        Vice President